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                                                                     EXHIBIT 5.1

                    [Letterhead of Kelley Drye & Warren LLP]



                                February 9, 2001

Nx Networks, Inc.
13595 Dulles Technology Drive
Herndon, Virginia  20171

        Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

                  We have acted as special counsel to Nx Networks, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the proposed offering of an aggregate of 7,317,022 shares of the Company's common stock, $.05 par value per share (the "Shares"), including an aggregate of 237,613 shares of the Company's common stock issuable upon exercise of certain warrants issued by the Company (the "Warrants"), as described in the Registration Statement.

                  In connection with this opinion, we have examined such documents and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the corporation laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such


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Nx Networks, Inc.
February 9, 2001
Page 2



state. Our opinion expressed below is further subject to the qualification that the issuance of 1,717,960 of the Shares is subject to the approval of the stockholders of the Company in accordance with the rules of the Nasdaq Stock Market and the corporation laws of the State of Delaware.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares previously issued by the Company have been duly authorized, validly issued, fully paid and are non-assessable, that the Shares underlying the Warrants have been duly authorized and, upon proper exercise and proper payment of the exercise price thereof pursuant to the terms of the Warrants, will be validly issued, fully paid and non-assessable, and that the 1,717,960 Shares to be issued upon approval of the stockholders of the Company, have been duly authorized and, upon such approval in accordance with the rules of the Nasdaq Stock Market and the corporation laws of the State of Delaware, will be validly issued, fully paid and non-assessable.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present corporation laws of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                           Very truly yours,

                                           Kelley Drye & Warren LLP




                                           By:  Randi-Jean Hedin
                                                ________________________________
                                                A Member of the Firm